Exhibit 99.1

NAPCO Security Technologies, Inc. Reports Fiscal 2025 Second Quarter Results

Fiscal 2025 Q2 Highlights

●	Net sales of $43.0 million decreased 9.7% YoY
●	Recurring service revenue (“RSR”) increased 14.4% to $21.2 million
●	Gross profit margin of 57.0% vs 52.6% in prior fiscal year quarter
●	Diluted EPS of $0.28 vs $0.34 in prior fiscal year quarter
●	The Board declared a quarterly dividend of $0.125 per share, payable on April 3, 2025 to shareholders of record on March 12, 2025.

AMITYVILLE, N.Y., Feb. 3, 2025 /PRNewswire/ -- NAPCO Security Technologies, Inc. (NASDAQ: NSSC), one of the leading manufacturers and designers of high-tech electronic security equipment, wireless communication devices for intrusion and fire alarm systems and the related recurring service revenues as well as a provider of school safety solutions, today announced financial results for its second quarter of fiscal 2025.

	Three months ended December 31,			Six months ended December 31,
	(dollars in thousands)			(dollars in thousands)
			% Increase/			% Increase/
Financial Highlights (1)	2024	2023	(decrease)	2024	2023	(decrease)
Net Sales	$42,933	$47,547	(9.7)%	$86,936	$89,223	(2.6)%
Gross Profit	$24,489	$25,012	(2.1)%	$49,105	$47,425	3.5%
Gross Profit Margin	57.0%	52.6%		56.5%	53.2%
Net Income	$10,467	12,610	(17.0)%	21,652	23,088	(6.2)%
Net Income as a % of Sales	24.4%	26.5%		24.9%	25.9%
Diluted EPS	$0.28 (3)	$0.34 (4)	(17.6)%	$0.59 (3)	$0.62 (4)	(4.8)%
Adjusted EBITDA(2)	$12,178	$15,098	(19.3)%	$24,716	$27,953	(11.6)%
Adjusted EBITDA(2) as a % of Sales	28.4%	31.8%		28.4%	31.3%
Adjusted EBITDA(2) Per Share	$0.33	$0.41	(19.5)%	$0.67	$0.76%	(11.8)%
Cash Flows from Operating Activities				$25,524	$18,693	36.5%

1. In millions except percentages and per share data or as otherwise noted.

2. Represents a non-GAAP financial measure. An explanation and a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial     measure are presented in the schedules accompanying this press release.

3. Based on 36.8 million and 37.0 million weighted-average diluted shares outstanding for FY25 Q2 and FY25 YTD, respectively.

4. Based on 37.0 million and 37.0 million weighted-average diluted shares outstanding for FY24 Q2 and FY24 YTD, respectively.

Richard Soloway, Chairman and CEO, commented, “As we complete the first half of Fiscal 2025, our performance has yielded mixed results. Our RSR increased 14.4% to $21.2 million and generated a gross margin of 91%, which was an improvement on last year’s RSR margin of 90%. RSR represents 49% of total revenue in Q2 and our RSR had a prospective run rate of approximately $86 million based on our January 2025 recurring service revenue. For the quarter, our overall gross margin improved by over 400 basis points to 57.0% compared to 52.6% last year. The reduction in our equipment revenue was a result of lagging sales in intrusion and access alarm products and door locking devices, primarily as a result of reduced sales to two of our larger distributors, one of which we were informed made a corporate-wide decision to pull back on all purchases in an effort to reduce overall inventory levels, and a second distributor who is going through a management restructuring, which we believe delayed the authorization to approve transactions and resulted in reduced purchases. In addition, the timing of new project work for custom locking products has resulted in reduced sales of locking devices through Q2 of Fiscal 2025. In Fiscal 2025 we are completing a project related to a significant New York City building renovation which began in fiscal 2024. While we were disappointed in our overall equipment sales, we attribute the decline to timing and based on historical purchase activity of our largest distributors we anticipate improvement in equipment sales through the balance of Fiscal 2025.”

“We continue to see growth in our school and classroom security sales, as evidenced by the recently announced contract with the Pasadena Unified School District, to provide security locking solutions for their 23 schools serving over 14,000 students. The district-wide project will implement Marks USA LA318GJ Intruder Lockdown mortise locks and Marks USA 195DB Intruder Lockdown cylindrical locks to meet California state requirements for classroom doors. In addition, we recently received a new purchase order from the integrator for Pepperdine University, relating to the expansion of dorm rooms. We also see growth in healthcare, and retail loss-prevention, as well as in multi-dwelling commercial and residential applications and remain confident that such sales will improve throughout fiscal 2025, as we continue to remain focused on further penetrating each of these markets.”

“Prima by NAPCO, a new All-in-One Panel for security, fire, video and connected home with a 15-minute installation is gaining traction and remains a very important focal point for the Company. Prima addresses the important mass segment of the security market, including residential and small business systems.”

“At the recent International Security Conference (“ISC”) in New York City this past November, we recently introduced the new cloud-based MVP Access platform. Easy to afford with an economical “By-Door” flat monthly recurring revenue rate, MVP Access products empower security teams to experience 24/7 security management, enabling users to lock down doors, adjust threat levels and monitor real-time events from anywhere and eliminates the need for on-premises hardware  or databases. This product line will generate monthly recurring revenue for both locking dealers and the Company,  which is something that has never been done before in the locking industry.”

Mr. Soloway concluded, “As we enter into the latter half of fiscal 2025, we remain confident that our strong net income, Adjusted EBITDA* and cash flow, will improve further. As such we are pleased to continue our dividend program and will be paying the next quarterly dividend of $0.125 per share on April 3, 2025. As always, we will strive to accomplish our goal of continued financial strength, product innovation, technical superiority and strong profitability, for the balance of fiscal 2025 and beyond”.

Conference Call Information

Management will conduct a conference call at 11 a.m. ET today, February 3, 2025, and in order to participate please go to the Investor Relations section of the Company website at https://investor.napcosecurity.com/events-presentations or the webcast URL use https://app.webinar.net/bxMaoJIPjv8.  Alternatively, interested parties may participate in the call by dialing, in the (US) 1-800-836-8184 or for international callers, 1-646-357-8785. A replay of the webcast will be available on the Investor Relations section of the Company's website.

About NAPCO Security Technologies, Inc.

NAPCO Security Technologies, Inc., is one of the leading manufacturers and designers of high-tech electronic security devices, wireless recurring communication services for intrusion and fire alarm systems as well as a provider of school safety solutions, The Company consists of four Divisions: NAPCO, plus three wholly owned subsidiaries: Alarm Lock, Continental Instruments, and Marks USA. Headquartered in Amityville, New York, its products are installed by tens of thousands of security professionals worldwide in commercial, industrial, institutional, residential and government applications. NAPCO products have earned a reputation for innovation, technical excellence and reliability, positioning the Company for growth in the multi-billion dollar and rapidly expanding electronic security market. For additional information on NAPCO, please visit the Company's web site at http://www.napcosecurity.com.

Safe Harbor Statement

This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections of future performance based on management's judgment, beliefs, current trends, and anticipated product performance. These forward-looking statements include, but are not limited to, statements relating to the impact of COVID-19 pandemic; supply chain challenges and developments; the growth of recurring service revenues and annual run rate; the strength of our balance sheet; our expectations regarding future results; the introduction of new access control and locking products; the opportunities for school security products; business trends , including the replacement of 3G radios, and our ability to execute our business strategies. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those risk factors set forth in the Company's filings with the Securities and Exchange Commission, such as our annual report on Form 10-K and quarterly reports on Form 10-Q. Other unknown or unpredictable factors or underlying assumptions subsequently proving to be incorrect could cause actual results to differ materially from those in the forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance, or achievements. You should not place undue reliance on these forward-looking statements. All information provided in this press release is as of today's date, unless otherwise stated, and the Company undertakes no duty to update such information, except as required under applicable law.

*Non-GAAP Financial Measures

Certain non-GAAP measures are included in this press release, including non-GAAP operating income, Adjusted EBITDA and Adjusted EBITDA per share (diluted). We define Adjusted EBITDA as GAAP net income plus income tax expense, net interest expense, non-cash stock-based expense, non-recurring legal expense, other non-recurring income and depreciation and amortization expense. Non-GAAP operating income does not include amortization of intangibles or stock-based compensation expense. These non-GAAP measures are provided to enhance the user's overall understanding of our financial performance. By excluding these charges our non-GAAP results provide information to management and investors that is useful in assessing NAPCO's core operating performance and in comparing our results of operations on a consistent basis from period to period. Our use of non-GAAP financial measures has certain limitations in that such non-GAAP financial measures may not be directly comparable to those reported by other companies. For example, the terms used in this press release, such as Adjusted EBITDA, do not have a standardized meaning. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of our performance in relation to other companies. The presentation of this information is not meant to be a substitute for the corresponding financial measures prepared in accordance with generally accepted accounting principles. Investors are encouraged to review the reconciliation of GAAP to non-GAAP financial measures set forth above.

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET (unaudited)

	December 31, 2024	June 30, 2024

	(in thousands, except share data)
CURRENT ASSETS
Cash and cash equivalents	$86,019	$65,341
Investments - other	—	26,980
Marketable securities	13,176	5,398
Accounts receivable, net of allowance for credit losses of $20 and $32 as of December 31, 2024 and June 30, 2024, respectively	23,456	31,898
Inventories	37,634	34,804
Income tax receivable	1,195	73
Prepaid expenses and other current assets	3,252	4,269
Total Current Assets	164,732	168,763
Inventories - non-current	12,040	15,109
Property, plant and equipment, net	9,915	9,077
Intangible assets, net	3,445	3,602
Deferred income taxes	7,012	5,428
Operating lease - Right-of-use asset	5,335	5,487
Other assets	205	286
TOTAL ASSETS	$202,684	$207,752

CURRENT LIABILITIES
Accounts payable	$4,551	$7,977
Accrued expenses	8,680	10,345
Accrued salaries and wages	4,032	3,907
Dividend payable	4,554	—
Total Current Liabilities	21,817	22,229
Accrued income taxes	1,223	1,122
Operating lease liability	5,417	5,512
TOTAL LIABILITIES	28,457	28,863
COMMITMENTS AND CONTINGENCIES (Note 13)
STOCKHOLDERS’ EQUITY
Common Stock, par value $0.01 per share; 100,000,000 shares authorized as of December 31, 2024 and June 30, 2024; 39,771,035 and 39,768,186 shares issued; and 36,401,421 and 36,874,471 shares outstanding, respectively.	398	398
Additional paid-in capital	24,523	23,712
Retained earnings	186,788	174,300
Less: Treasury Stock, at cost (3,369,614 and 2,893,715 shares as of December 31, 2024 and June 30, 2024, respectively)	(37,529)	(19,521)
Accumulated other comprehensive income	47	—
TOTAL STOCKHOLDERS’ EQUITY	174,227	178,889
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$202,684	$207,752

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Three Months ended December 31,
	2024	2023

	(in thousands, except for share and per share data)
Net sales:
Equipment revenues	$21,725	$29,007
Service revenues	21,208	18,540
	42,933	47,547
Cost of sales:
Equipment related expenses	16,606	20,656
Service-related expenses	1,838	1,879
	18,444	22,535

Gross Profit	24,489	25,012

Operating expenses:
Research and development	3,107	2,542
Selling, general, and administrative expenses	10,211	8,665
Total Operating Expenses	13,318	11,207

Operating Income	11,171	13,805

Other income:
Interest and other income, net	921	729
Income before Provision for Income Taxes	12,092	14,534
Provision for Income Taxes	1,625	1,924
Net Income	$10,467	$12,610

Income per share:
Basic	$0.29	$0.34
Diluted	$0.28	$0.34

Weighted average number of shares outstanding:
Basic	36,538,000	36,829,000
Diluted	36,776,000	37,018,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (unaudited)

	Six Months Ended December 31,
	2024	2023

	(in thousands, except for share and per share data)
Net sales:
Equipment revenues	$44,642	$53,398
Service revenues	42,294	35,825
	86,936	89,223
Cost of sales:
Equipment-related expenses	34,116	38,153
Service-related expenses	3,715	3,645
	37,831	41,798

Gross Profit	49,105	47,425

Operating expenses:
Research and development	6,164	4,979
Selling, general, and administrative expenses	19,914	17,086
Total Operating Expenses	26,078	22,065

Operating Income	23,027	25,360

Other income:
Interest and other income, net	2,065	1,169
Income before Provision for Income Taxes	25,092	26,529
Provision for Income Taxes	3,440	3,441
Net Income	$21,652	$23,088

Income per share:
Basic	$0.59	$0.63
Diluted	$0.59	$0.62

Weighted average number of shares outstanding:
Basic	36,706,000	36,743,000
Diluted	36,983,000	36,962,000

NAPCO SECURITY TECHNOLOGIES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Six Months ended December 31,
	2024	2023

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$21,652	$23,088
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,133	1,088
Interest (income) expense on other investments	(194)	(17)
Unrealized (gain) loss on marketable securities	(82)	(71)
(Recovery of) credit losses	(12)	(35)
Change to inventory reserve	(184)	720
Deferred income taxes	(1,584)	(1,405)
Stock based compensation expense	757	610
Changes in operating assets and liabilities:
Accounts receivable	8,454	(1,448)
Inventories	422	(5,005)
Prepaid expenses and other current assets	1,017	(124)
Income tax receivable	(1,129)	(292)
Other assets	81	20
Accounts payable, accrued expenses, accrued salaries and wages, accrued income taxes	(4,807)	1,564
Net Cash Provided by Operating Activities	25,524	18,693
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property, plant, and equipment	(1,814)	(682)
Purchases of marketable securities	(7,642)	(117)
Purchases of other investments	(78)	(655)
Redemption of other investments	27,252	—
Net Cash Provided by (Used in) Investing Activities	17,718	(1,454)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from stock option exercises	54	—
Cash paid for dividend	(4,610)	(5,883)
Cash paid for purchase of treasury shares	(18,008)	—
Net Cash Used in Financing Activities	(22,564)	(5,883)

Net increase in Cash and Cash Equivalents	20,678	11,356
CASH AND CASH EQUIVALENTS - Beginning	65,341	35,955
CASH AND CASH EQUIVALENTS - Ending	$86,019	$47,311
SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$15	$4
Income taxes paid	$6,051	$5,165
Non-Cash Investing and Financing Transactions
Cash dividends declared and not paid	$4,554	$—

NAPCO SECURITY TECHNOLOGIES, INC.
NON-GAAP MEASURES OF PERFORMANCE* (Unaudited)
(in thousands, except share and per share data)

	3 months ended December 31,		6 months ended December 31,
	2024	2023	2024	2023
Net income (GAAP)	$ 10,467	$ 12,610	$ 21,652	$ 23,088
Less:
Interest Income, net	928	729	1,869	1,169

Add:
Provision for Income Taxes	1,625	1,924	3,440	3,441
Depreciation and Amortization	584	551	1,133	1,088
EBITDA (earnings before interest, taxes, depreciation and amortization)	11,748	14,356	24,356	26,448

Adjustments for non-GAAP measures of performance:
Add: Stock based Compensation	386	303	757	610
Add: Nonrecurring Legal Expenses (income)	44	439	(397)	895
Adjusted EBITDA	$ 12,178	$ 15,098	$ 24,716	$ 27,953

Adjusted EBITDA* per Diluted Share	$ 0.33	$ 0.41	$ 0.67	$ 0.76
Weighted average number of Diluted Shares outstanding	36,776,000	37,018,000	36,983,000	36,962,000

Contacts:

Francis J. Okoniewski

Vice President of Investor Relations

NAPCO Security Technologies, Inc.

Office 800-645-9445 x 374

Mobile 516-404-3597

fokoniewski@napcosecurity.com